EXHIBIT 10.2
SECOND AMENDMENT TO THE
1998 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF
P&L COAL HOLDINGS CORPORATION
     WHEREAS, Peabody Energy Corporation (the “Company”) maintains the 1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation (the “Plan”), and all capitalized terms used but not defined herein are defined in the Plan;
     WHEREAS, pursuant to Section 10 of the Plan, (i) the Board of Directors of the Company (the “Board”) has the right to amend the Plan and (ii) the Compensation Committee of the Company may amend the terms and conditions of outstanding grants under the Plan if such amendment does not adversely affect the Participant’s rights without his or her consent; and
     WHEREAS, the Company spun off a portion of its business effective October 31, 2007 to Patriot Coal Corporation (“Patriot”), resulting in the transfer of certain Company employees to employment with Patriot and constituting a termination of employment for such employees for purposes of their outstanding grants under the Plan;
     WHEREAS, the Board previously approved the Amendment to the Plan (the “First Amendment”) to allow for accelerated vesting and the deemed exercise of the Accelerated Options held by Patriot Senior Management Employees on the Spin-Off Date;
     WHEREAS, the Board intended to pay full value for such Accelerated Options upon their exercise by adjusting the shares of Common Stock (“Peabody Stock”) subject to such Accelerated Options to reflect the spin-off of Patriot, as is the case for all options outstanding under the Plan immediately after the Spin-Off Date;
     WHEREAS, the Board has determined that the Peabody Stock subject to the Accelerated Options will not be entitled to receive the distribution of Patriot common stock on the Spin-Off Date, because the Accelerated Options were not exercised and, thus the Peabody Stock was not owned, as of the applicable record date preceding the Spin-Off Date,
     WHEREAS, the Board has further determined that the First Amendment mistakenly specifies the deemed exercise date as the Spin-Off Date, which is the day prior to the date that such Accelerated Options could be adjusted to reflect the spin-off of Patriot, as such adjustment requires the use of the opening sales price of Peabody Stock on the day immediately following the Spin-Off Date;
     WHEREAS, the Board desires to amend the Plan to correct this unintended result and to have the Accelerated Options be deemed to be exercised on the day immediately following the Spin-Off Date, and to use the opening sales price of Peabody Stock on such date in order to accurately reflect the adjustment intended to be made to the Accelerated Options with respect to the spin-off of Patriot.

          NOW, THEREFORE, the Plan is hereby amended effective as of October 31, 2007 as follows:
     1. The seventh full paragraph of Section 5(a)(ii) of the Plan is hereby deleted in its entirety, and for the avoidance of doubt, such paragraph prior to this amendment read as follows:
     Notwithstanding anything in the Plan or any Grant Agreement to the contrary, each Accelerated Option (as defined below) shall vest and be deemed to be exercised on the effective date of the spin-off of Patriot (“Spin-Off Date”). The exercise price and tax withholding with respect to such exercise shall be paid by the withholding by the Company of such number of Shares acquired by the Participant upon such exercise of an aggregate Fair Market Value equal to the exercise price plus the amount of any such tax withholding.
and such paragraph of Section 5(a)(ii) of the Plan is hereby replaced with the following:
     Notwithstanding anything in the Plan or any Grant Agreement to the contrary, each Accelerated Option (as defined below) shall vest on the effective date of the spin-off of Patriot (the “Spin-Off Date”) and be deemed to be exercised on the day immediately following the Spin-Off Date. The exercise price and tax withholding with respect to such exercise shall be paid by the withholding by the Company of such number of Shares acquired by the Participant upon such exercise of an aggregate fair market value equal to the exercise price plus the amount of any such tax withholding. For purposes of this paragraph and notwithstanding Section 2(k) of the Plan, the fair market value of a Share shall equal the opening sales price of one Share as reported on the New York Stock Exchange on the day immediately following the Spin-Off Date.
     2. In all other respects, the Plan shall remain unchanged and in full force and effect.

PEABODY ENERGY CORPORATION

By:	/s/ Sharon Fiehler

Title:	Executive Vice President — Human Resources and Administration

Date:	December 7, 2007

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